Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Sponsor and Trustee

World Gold Trust:

We consent to the incorporation by reference in the registration statement on Form S-3 of SPDR® Gold MiniSharesSM Trust (“GLDM”), a series of World Gold Trust (the “Trust”), of our report dated December 10, 2019, which appears in the September 30, 2019 annual report on Form 10-K of the Trust. We also consent to the reference to our firm under the heading “Experts” in the above noted registration statement.

/s/ KPMG LLP

New York, New York

March 16, 2020